Exhibit 5.1

Tel +1.214.220.7700 Fax +1.214.220.7716

[●], 2021

Bonanza Creek Energy, Inc.

410 17th Street, Suite 1400

Denver, CO 80202

Ladies and Gentlemen:

We are acting as counsel to Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 (Registration No. 333-251401) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933 (the “Securities Act”), relating to the proposed issuance by the Company of up to 490,221 shares of its common stock, par value $0.01 per share (the “Shares”), to the stockholders of HighPoint Resources Corporation, a Delaware corporation (“HighPoint”) pursuant to the Agreement and Plan of Merger, dated as of November 9, 2020 (as amended from time to time, the “Merger Agreement”), by and between the Company, Boron Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and HighPoint.

We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act of 1933.

In connection with the opinion hereinafter set forth, we have assumed that the Registration Statement will have become effective and the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the proxy statement/prospectus therein.

In rendering the opinion set forth below, we have reviewed such certificates, documents and records as we have deemed relevant for the purposes of rendering such opinion. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) all persons executing and delivering the documents we examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (a) the Shares will be issued in accordance with the terms of the Merger Agreement and (b) the full consideration for each Share will be received by the Company and will not be less than par value for each Share.

Vinson & Elkins LLP Attorneys at Law	Trammell Crow Center, 2001 Ross Avenue, Suite 3900
Austin Dallas Dubai Hong Kong Houston London New York	Dallas, TX 75201-2975
Richmond Riyadh San Francisco Tokyo Washington	Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

Bonanza Creek Energy Inc. [●], 2021 Page 2

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that, when issued and delivered by the Company in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the related proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

Very truly yours,

DRAFT